Exhibit 99.1

NorthStar Realty Finance Announces Pricing of Public Offering of $225 million of its 8.75% Series E Preferred Stock

NEW YORK, May 12, 2014 /PRNewswire/ — NorthStar Realty Finance Corp. (NYSE: NRF) (the “Company”) announced today that it priced an underwritten public offering of $225 million of its 8.75% Series E Preferred Stock with a liquidation preference of $25 per share.  The Company has granted the underwriters a 30-day option to purchase up to an additional $33.75 million of its Series E Preferred Stock solely to cover over-allotments, if any. The offering is expected to close on May 15, 2014.

UBS Investment Bank and Morgan Stanley are acting as the joint book-running managers of the offering.  Barclays, Citigroup, Credit Suisse, Deutsche Bank Securities, J.P. Morgan and Keefe, Bruyette & Woods, a Stifel Company, are acting as the joint-lead managers of the offering. FBR, JMP Securities, Ladenburg Thalmann & Co. Inc. and MLV & Co. are acting as the co-managers of the offering.

The Company intends to use the net proceeds of the offering for general corporate purposes, including the repurchase or repayment of its liabilities as well as potentially in connection with the following recently announced investments currently under contract:

•                  the acquisition through a joint venture of a $1.0 billion hotel portfolio;

•                  the acquisition of a €50 million minority interest in Aerium Group, an established European real estate investment manager specializing in commercial real estate properties; and

•                  a $167 million preferred and common equity investment in a 6.3 million square foot industrial portfolio.

A registration statement relating to the offered securities became effective upon filing with the Securities and Exchange Commission (“SEC”). The offering is being made only by means of a prospectus supplement and accompanying base prospectus. Copies of the prospectus supplement and the related prospectus for the proposed offering may be obtained, when available, by contacting: UBS Securities LLC, Attention: Prospectus Specialist, 299 Park Avenue, New York, NY 10171, or by calling (877) 827-6444, extension 561 3884; or Morgan Stanley &Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by calling (866)-718-1649 or by emailing prospectus@morganstanley.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the shares, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a diversified commercial real estate investment and asset management company that is organized as a REIT. NorthStar recently announced a plan to spin-off its asset management business into a separate public company.

Safe-Harbor Statement

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, completion of the offering on the terms described in the registration statement, the prospectus supplement relating to this offering and the accompanying prospectus, if at all, and use of proceeds from the sale of the Series E Preferred Stock; the Company’s ability to close on its recent commitment to acquire the hotel and industrial portfolios and to complete the investment in Aerium, all of which are referenced in this press release, on the terms contemplated or at all. All forward-looking statements included in this press release are based upon information available to the Company on the date hereof and the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform these statements to actual results. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its other filings with the SEC. The factors set forth in the Risk Factors section and otherwise described in the Company’s filings with SEC could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this press release.

SOURCE NorthStar Realty Finance Corp.

Investor Relations: Joe Calabrese, (212) 827-3772